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                                                                   EXHIBIT 10.60

                               FIRST AMENDMENT TO
                   BRE PROPERTIES, INC. AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     This First Amendment to BRE Properties, Inc. Amended and Restated Non-Employee Director Stock Option Plan is adopted as of June 29, 2000 by the Board of Directors of BRE Properties, Inc., a Delaware corporation (the "Company").


     WHEREAS, the Company maintains the BRE Properties, Inc. Amended and Restated Non-Employee Director Stock Option Plan, as amended January 27, 2000, (hereinafter the "Plan"); and

     WHEREAS, pursuant to Section 11 of the Plan, the Plan may be amended from time to time by the Board of Directors of the Company;

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective June 29, 2000:

     1. Section 4(e) of the Plan is hereby amended and restated in its entirety as follows:

         "(e) Reload Grants. In the event an Optionee (1) exercises, in whole or in part, any Option granted under this Plan (including an Option granted under this Section 4(e)) by delivering (or attesting to ownership of) Shares instead of paying cash, as permitted by subparagraph 7(c), or (2) pays tax withholding by delivering Shares, or having Shares withheld, as permitted by subparagraph 7(g), the Optionee, if then still a Non-Employee Director, shall automatically receive on the date of such exercise a new Option (a "Reload Option") to purchase additional Shares equal to the number of Shares so delivered to, or withheld by, the Company. The Reload Option shall have an exercise price equal to the Fair Market Value per Share on the date the Reload Option is granted, and shall vest on the six month anniversary of the date on which the Reload Option is granted, provided that the Optionee holds all of the new Shares purchased (net of Shares withheld to pay taxes) under the original Option until such six-month anniversary; provided, however, that if the expiration date of the Reload Option is within six months of the date on which the Reload Option is granted, then the Reload Option shall vest on the date on which the Reload Option is granted. Notwithstanding the foregoing, a Reload Option shall vest sooner upon the occurrence of any of the following: (a) a Change in Control, (b) the Optionee's retirement from the Board, or (c) the Optionee's death, disability or personal hardship as determined by the Committee."
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     2.  Section 7(d) of Plan is hereby amended and restated in its entirety as follows:

         "(d) Vesting and Exercisability of Options. Unless otherwise provided by the Committee, all Options granted under Section 4 shall, pursuant to Section 7(h) below, be immediately exercisable with respect to all Shares covered thereby. Any such exercise shall be conditioned upon the Optionee entering into a restricted stock purchase agreement with respect to any unvested Shares. In the event that the Option is so exercised, the Shares subject to such Option shall vest and/or be released from the Company's repurchase right (as set forth in the restricted stock purchase agreement) as follows: (i) each Option granted under subparagraphs 4(a)-(c) shall vest as to 1/12 of the shares subject to the Option on each monthly anniversary date beginning on the grant date of the Option, subject to the Optionee's continuing service as a director, chairman or committee member, so that an Option shall have become fully vested one year after the grant date; provided that upon a Change in Control, all unvested options shall become fully vested, (ii) incentive grants under subparagraph 4(d) shall be fully vested upon grant, and (iii) Reload Options shall vest as provided in subparagraph 4(e)."

     3. Section 7 of the Plan is hereby amended by adding the following new subparagraph (h):

         "(h) Early Exercisability. The Committee may provide that, with respect to any Option, the Optionee may, at any time before a termination of the Optionee's service as a director, chairman or committee member (as applicable), exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option pursuant to this Section 7(h) shall be subject to such terms and conditions as the Committee shall determine in its sole and absolute discretion, including, without limitation, forfeiture restrictions, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, and "bring-along" rights. Such terms and conditions may, in the Committee's sole discretion, be contained in the applicable Option agreement (or an amendment thereof) or exercise notice, restricted stock purchase agreement, or such other agreement as the Committee shall determine, in each case in a form determined by the Committee in its sole discretion. The issuance of such Shares shall be conditioned on the Optionee's consent to such terms and conditions or the Optionee's entering into such agreement or agreements."

     4.  The Plan is hereby amended by adding the following new Section 12:

         "12.  Provisions Regarding the Distribution.

         (a) For purposes of this Plan and the related Option agreements, the following terms shall have the meanings stated below:

             (i)     "Common Stock" means the common stock of the Company, par
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     value $.01 per share.

             (ii)    "Distribution" means the distribution to the holders of the
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     Common Stock of one share of VelocityHSI Common Stock for each five shares of

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     Common Stock held by such stockholders, as more fully described in the
     Contribution and Distribution Agreement between the Company and VelocityHSI.

             (iii)   "VelocityHSI" means VelocityHSI, Inc., a Delaware
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     corporation.

             (iv)    "VelocityHSI Common Stock" means the common stock of
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     VelocityHSI, par value $.01 per share.

     (b) Immediately prior to the Distribution, all outstanding options to purchase Common Stock granted under this Plan (each, a "BRE Option") shall be adjusted (the "Option Adjustment") such that (i) each holder of a BRE Option shall also be issued an option to purchase one share of VelocityHSI Common Stock for each five shares of Common Stock subject to the BRE Option (each adjusted option to purchase VelocityHSI Common Stock, an "Adjusted VelocityHSI Option"), and (ii) the exercise price of the BRE Option shall be reduced as more fully described in the following sentence (each adjusted option to purchase Common Stock, an "Adjusted BRE Option"). Pursuant to the Option Adjustment, the intrinsic value of the BRE Options immediately prior to the Distribution shall be preserved immediately after the Distribution, and the exercise price of the BRE Options shall be allocated between the Adjusted BRE Options and the Adjusted VelocityHSI Options based upon the relative values of the Common Stock and the VelocityHSI Common Stock.

     (c) Following the date of the Option Adjustment, all Adjusted BRE Options which are issued as a result of BRE Options granted under this Plan shall remain subject to the terms of this Plan and any applicable option agreement, and all Adjusted VelocityHSI Options which are issued as a result of BRE Options granted under this Plan shall be subject to the terms of the applicable option agreement and the terms of the VelocityHSI, Inc. 2000 Equity Incentive Plan, to the extent that it is not inconsistent with the terms of the applicable option agreement.

     (d) For purposes of this Plan, with respect to Adjusted BRE Options held by members of the Board of Directors of VelocityHSI (the "VelocityHSI Board") as a result of the Option Adjustment, references to directorship or termination of directorship (or status as chairman or a committee member) in this Plan and in the applicable option agreement shall be deemed to refer to directorship or termination of directorship (or status as chairman or a committee member) on the VelocityHSI Board."

     5. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

     6. Except as set forth herein, the Plan shall remain in full force and effect.

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     I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of BRE Properties, Inc. on June 29, 2000.


                                         By
                                            ----------------------------------
                                         Name:
                                         Title:

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